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                                                                   Exhibit 10.19

                                  AMENDMENT TO
                                 LOAN AGREEMENT

      THIS AMENDMENT TO LOAN AGREEMENT is made and entered into as of this 30th day of March 2004, by and between Redline Performance Products, Inc., a Minnesota corporation, (hereinafter referred to as the "Borrower") with an address of 1120 Wayzata, Boulevard East, Suite 200, Wayzata, MN 55391 (Borrower); and Community National Bank, a United States corporation, (Lender) with an address of 5481 St. Croix Trail, North Branch, MN 55056.

      RECITALS:

      A. Borrower and Lender entered into a loan agreement dated November 26, 2003 ("Agreement"), which set forth the terms and conditions of a loan in the original principal amount of Two Million and No/100ths Dollars ($2,000,000.00) ("Original Note") made by Lender to Borrower to be used in Borrower's business of manufacturing snowmobiles. A loan agreement was executed by Borrower and Lender in connection with the Loan ("Loan Agreement") and the parties hereto now desire to amend the terms and conditions of the Loan Agreement.

      B. Borrower now desires to borrow and Lender has agreed to lend to Borrower the additional sum of Five Hundred Thousand and NO/100ths Dollars ($500,000.00), ("Second Note").

      C. In order to induce Lender to make the Loan, Howard A. Dahl, Guarantor, has agreed to guaranty the repayment of the Second Note.

      Now therefore, the parties hereto hereby agree as follows:

      1. Except as specifically modified hereby, the terms and conditions of the Loan Agreement shall remain in full force and affect and shall apply to the Second Note.

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      2. Borrower agrees to execute and delivery a Security Agreement in the form provided herewith securing payment of the Second Note and such documents as are necessary to create a security interest in Borrower's patents. Borrower further agrees that all payments to be made pursuant to the contract by and between Redline Performance Products, Inc. and GE Commercial Distribution Finance Corporation effective as of October 10, 2003, (hereinafter referred to as "GE Contract") shall be made to Lender until both the Original Note and Second Note are paid in full and Borrower shall not direct those payments to any other parties until such notes are paid in full. Borrower shall further provide such loan documentation as Lender shall reasonably require.

      3. The minimum sales price to be obtained from each Unit shall be Ten Thousand Three Hundred Forty and NO/100ths Dollars ($10,340.00).

      4. Advances of principal on the Second Note shall be made at the reasonable discretion of the Lender and shall be made from time to time upon application of Borrower as follows:

            (a) Borrower shall provide all documentation required by any of the Loan Documents.

            (b) Borrower shall not be in default on any of the terms or conditions of the Loan Documents.

      5. The repayment terms of the principal amount owing on the Original Note shall be as set forth in the Amendment to Note executed herewith and are as follows:

            a.    Three Thousand and No/100ths Dollars
            ($3,000.00) of the sales price from the sale of each of Units One (1) through Two Hundred (200);
            and

            b.    Seven Thousand and No/100ths Dollars
            ($7,000.00 from the sale of each of Units Two
            Hundred One (201) through Four Hundred (400).

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      6. The repayment of terms of the principal amount owing on the Second Note shall be as set forth in the Second Note executed herewith and are as follows:

            a.    One Thousand and No/100ths Dollars
            ($1,000.00) from the sale of each of Units One
            Hundred One (101) through Two Hundred (200);

            b.    One Thousand Give Hundred and No/100ths
            Dollars ($1,500.00) from the sale of each of Units Two Hundred One (201) through Three
            Hundred (300);

            c.    Two Thousand Five Hundred and No/100ths
            Dollars ($2,500.00) from the sale of each of Units Three Hundred One (301) through Four
            Hundred (400); and

            d.    Three Thousand and No/100ths Dollars
            ($3,000.00) from the sale of each Unit after Four Hundred Units are sold until all amounts due and owing pursuant to this Promissory Note are paid in full.

      7. Borrower shall pay to Lender upon execution of this Agreement, an origination fee equal to two (2) percent of the maximum proposed amount of the Second Note.

      8. The parties agree that in the event of a default in the Loan Documents and the foreclosure of either of the security interests created by the Security Agreements executed by Borrower to secure the Original Note and/or the Second Note, Lender shall apply the proceeds received from the sale of the Collateral in accordance with the Collateral Proceeds Agreement executed by and among the parties hereto, the guarantors of the Original Note and the Guarantor and dated March 30, 2004.

      9. Lender and Borrower agree that they may not amend the terms and conditions of any of the Loan Documents, including, but not limited to, the Loan Agreement and the Second Note prior to the Second Note being paid in full as required by the Guaranty of Howard A. Dahl executed herewith. The Lender and Borrower further agree that they may not amend or alter the requirement that

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the payments made pursuant to the GE Contract are to be delivered directly to the Lender prior to the Second Note being paid in full as required by the guaranty of Howard A. Dahl executed herewith.

      This Amendment to Loan Agreement made and entered on this 30th day of March, 2004.

                                         Redline Performance Products, Inc.

                                         By: /s/ Mark A. Payne
                                             ----------------------------------
                                         Mark A. Payne
                                         President & Chief Financial Officer

                                         Community National Bank

                                         By: /s/ Curtis A. Martinson
                                             -----------------------------------
                                         Curtis A. Martinson
                                         Executive Vice President